Exhibit 5.1

December 9, 2024

Arthur J. Gallagher & Co.

2850 Golf Road

Rolling Meadows, Illinois 60008

Re:	Arthur J. Gallagher & Co.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Arthur J. Gallagher & Co., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to this opinion, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

We have assumed without independent investigation that:

(i) at the time any shares of Common Stock are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii) at the Relevant Time, a prospectus will have been prepared and filed with the Commission describing the shares of Common Stock offered thereby and all related documentation and will comply with all applicable laws;

(iii) all shares of Common Stock will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus;

Gibson, Dunn & Crutcher LLP

200 Park Avenue | New York, NY 10166-0193 | T: 212.351.4000 | F: 212.351.4035 | gibsondunn.com

Arthur J. Gallagher & Co.

December 9, 2024

(iv) at the Relevant Time, all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of shares of Common Stock and any related documentation shall have been duly completed and shall remain in full force and effect;

(v) upon issuance of any shares of Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its certificate of incorporation and other relevant documents;

(vii) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any shares of Common Stock offered or issued will have been duly authorized by all necessary corporate or other action of the Company and duly executed and delivered by the Company and the other parties thereto.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that, when shares of Common Stock have been duly executed (in the case of certificated shares) and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such shares of Common Stock will be validly issued, fully paid and non-assessable

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of the Common Stock” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP